Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 (File No. 333-252844) and Forms S-8 (File Nos. 333-259218; 333-237630; 333-230212, 333-210653 and 333-189439) of OptimizeRx Corporation and Subsidiaries (the "Company") of our report dated December 29, 2023, with respect to the financial statements of Healthy Offers, Inc. as of December 31, 2022 and 2021 and for the years then ended, which is included in this Form 8-K of the Company.

UHY LLP

Sterling Heights, Michigan

January 5, 2024